Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a)

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David Roberts, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Verra Mobility Corporation; and

2. Based on my knowledge, this Quarterly Report on Form 10-Q/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report on Form 10-Q/A.

Dated: November 22, 2023	By:	/s/ David Roberts
David Roberts
President and Chief Executive Officer